UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2010

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On July 7, 2010, the Company issued a press release announcing the release of independent resource estimates for its Wallace Creek, Axe Lake, Raven Ridge and Eagles Nest properties.  The estimates were prepared by McDaniel & Associates Consultants Ltd., at the request of the Company with an effective date of April 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The press release is also available on the Company’s website at www.oilsandsquest.com.

The information included in this Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 8.01.                      Other Events.

On July 6, 2010, Oilsands Quest Inc. (the “Company”) amended its agreement (the “Amendment”) to sell its oil shale assets located near Pasquia Hills in Saskatchewan to Canshale Corp. (“Canshale”).  The transaction was conditional upon Canshale raising a minimum of CND $12.5 million (the “Minimum Financing”) by June 30, 2010.  Pursuant to the Amendment, the Company agreed to extend the deadline for Canshale to complete the Minimum Financing by 30 days to July 30, 2010, and Canshale agreed to provide an extension incentive of an additional 2.0 million common shares of Canshale.  Canshale is a private company formed by Christopher H. Hopkins, our former President and Chief Executive Officer and a current member of our Board of Directors.  A copy of the press release announcing the Amendment is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

99.1                      Press Release, dated July 7, 2010.

99.2                      Press Release, dated July 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)

Date: July 8, 2010	/s/ Garth Wong
Name: Garth Wong
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.         Description

99.1                      Press Release, dated July 7, 2010.

99.2                      Press Release, dated July 8, 2010.